UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2006

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2006, Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), Danaher Corporation, a Delaware corporation (“Parent”), and Smile Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, Purchaser has agreed to promptly commence a tender offer to purchase all outstanding shares of the Company’s common stock, par value $.01 per share (the “Shares”), in exchange for $47.00 per Share, net to the seller in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Purchaser and filed with the Securities and Exchange Commission. The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer.”

The Merger Agreement provides, among other things, that as soon as practicable following the satisfaction or waiver of the conditions set forth therein, including the completion of the Offer, the Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each Share then outstanding (other than treasury Shares and Shares that are owned by (i) Parent, the Purchaser or any other wholly-owned subsidiary of Parent or (ii) shareholders who have properly exercised dissenters’ rights under the Delaware General Corporation Law) will be converted into the right to receive cash in the amount of the Offer Price, without interest.

Consummation of the Offer is conditioned on there being validly tendered and not withdrawn before expiration of the Offer that number of Shares that, when added to the Shares already owned by Parent and its subsidiaries, represents at least a majority of the Shares on a fully-diluted basis, as well as certain other customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of antitrust clearances in certain other foreign jurisdictions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

Item 2.02 Results of Operations and Financial Condition

On April 12, 2006, Danaher issued a press release announcing revenues and a range of earnings per share for the three months ended March 31, 2006. The press release also announced that Danaher has reached agreement with Sybron Dental Specialties, Inc. to make a cash tender offer to acquire the outstanding shares of Sybron Dental. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

2.1	Agreement and Plan of Merger, dated as of April 12, 2006

99.1	Press release — “Danaher Corporation Announces $47 Per Share Recommended Tender Offer for Sybron Dental Specialties, Inc. and Increases First Quarter 2006 Sales and Earnings Guidance”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: April 12, 2006